AGREEMENT REGARDING PLAN OF RECAPITALIZATION


     This Agreement Regarding Plan of Recapitalization (this "Agreement") is made this ____ day of __________, 1998, by and among Columbia Sportswear Company, an Oregon corporation (the "Company"), and the shareholders of the Company (collectively the "Shareholders" and each individually a "Shareholder") listed on Schedule A attached hereto.

                                    RECITALS

     A. The Shareholders constitute the holders of all of the issued and outstanding capital stock of the Company. The Shareholders own the shares of Company voting common stock ("Voting Stock") and Company nonvoting common stock ("Nonvoting Stock") listed on Schedule A.

     B. The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") and contemplates completion of its initial public offering (the "IPO"). The managing underwriter of the IPO has recommended, for marketing and pricing reasons, that the Company enter the public market with a single class voting structure.

     C. The Company has received an opinion from Corporate Valuations, Inc. concluding that an equal dollar value of stock holdings of each Shareholder will be maintained, both before and after an exchange of existing Nonvoting Stock for newly issued Voting Stock, if (1) Gertrude Boyle receives in the exchange 1.0 share of Voting Stock for each 0.58643200 shares of Voting Stock held by her immediately before the exchange, (2) each other holder of Voting Stock receives in the exchange 1.0 share of Voting Stock for each 0.93500000 shares of Voting Stock held by the shareholder immediately before the exchange, and (3) each holder of the Company's Nonvoting Stock receives in the exchange 1.0 share of Voting Stock for each 1.0 share of Nonvoting Stock held by the shareholder immediately before the exchange.

     D. Gertrude Boyle, who currently owns 1,528,000 shares of Voting Stock, would receive 2,605,588 shares of Voting Stock upon an exchange in which she receives 1.0 share of Voting Stock for each 0.58643200 shares of Voting Stock held by her immediately before the exchange, which represents 1,077,588 shares of Voting Stock more than she currently owns.

     E. Timothy P. Boyle, who currently owns 830,800 shares of Voting Stock, would receive 888,556 shares of Voting Stock upon an exchange in which he receives 1.0 share of Voting Stock for each 0.93500000 shares of Voting Stock held by him immediately before the exchange, which represents 57,756 shares of Voting Stock more than he currently owns.

     F. Sarah Bany, who currently owns 130,000 shares of Voting Stock, would receive 139,037 shares of Voting Stock upon an exchange in which she receives
1.0 share of Voting Stock for each 0.93500000 shares of Voting Stock held by her immediately before the exchange, which represents 9,037 shares of Voting Stock more than she currently owns.

     G. Don Richard Santorufo, who currently owns 275,948 shares of Voting Stock, would receive 295,132 shares of Voting Stock upon an exchange in which he receives 1.0 share of Voting Stock for each 0.93500000 shares of Voting Stock held by him immediately before the exchange, which represents 19,184 shares of Voting Stock more than he currently owns.

     H. The board of directors of the Company (the "Board") has determined that the plan of recapitalization provided for herein (the "Plan") is fair to, and in the best interests of, the holders of the Company's capital stock. Resolutions of the Board are attached hereto as Exhibit A.

     I. The Board and the Shareholders intend that the holdings of each Shareholder will revert to their respective holdings of Voting Stock and Nonvoting Stock that existed prior to the Effective Time (as defined below) if the registration statement for the IPO is not declared effective by the SEC on or before April 30, 1998, or if the IPO does not close within 15 days of the date the registration statement for the IPO is declared effective by the SEC.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Recapitalization. Subject to the terms and conditions of this Agreement, and in accordance with the provisions of the Oregon Business Corporation Act (the "OBCA"), at the Effective Time (as defined below) the capital stock of the Company shall be recapitalized (the "Recapitalization") as follows:

          (a) The Company shall issue to Gertrude Boyle, without any action on her part, 1,077,588 shares of fully paid and nonassessable Voting Stock.

          (b) The Company shall issue to Timothy P. Boyle, without any action on his part, 57,756 shares of fully paid and nonassessable Voting Stock.

          (c) The Company shall issue to Sarah Bany, without any action on her part, 9,037 shares of fully paid and nonassessable Voting Stock.

          (d) The Company shall issue to Don Richard Santorufo, without any action on his part, 19,184 shares of fully paid and nonassessable Voting Stock.

          (e) Pursuant to an amendment to the Company's Restated Articles of Incorporation, each 1.0 share then outstanding of Nonvoting Stock shall, without any action on the part of the holder thereof, be recapitalized as, and converted into, 1.0 fully paid and nonassessable share of Voting Stock of the Company.

          (f) All shares of Voting Stock issued and outstanding immediately before the Effective Time shall be unaffected and shall remain issued and outstanding at and after the Effective Time.

     2. Effective Time. The Recapitalization shall become effective in accordance with the Company's Second Amended and Restated Articles of Incorporation substantially in the form of Exhibit B attached hereto with the Secretary of State of the State of Oregon (the "Restated Articles"). The Restated Articles shall be filed prior to the time the registration statement registering the IPO (File No. 333-43199) (the "Registration Statement") is declared effective by the SEC. The date and time when the Recapitalization shall become effective is referred to herein as the Effective Time.

     3. Exchange. Upon surrender of a certificate or certificates formerly representing shares of Nonvoting Stock, the holder thereof shall be entitled to receive in exchange a new certificate evidencing the shares of Voting Stock into which such shares were recapitalized and converted.

     4. Restricted Stock and Options.

          (a) The Company shall take such actions as are necessary with respect to any restricted stock agreement between the Company and any employee of the Company to provide that the shares issued to any holder of restricted stock in the Recapitalization shall be issued with regard to, and shall remain subject to, the restrictions set forth in such restricted stock agreement.

          (b) The Company shall take such actions as are necessary to cause each option to purchase Nonvoting Stock to be adjusted so that, subject to the terms and conditions of the Company's Stock Incentive Plan and the terms and conditions of such options, upon exercise the holder will be entitled to acquire
1.0 share of Voting Stock for each former right to purchase 1.0 share of Nonvoting Stock; provided, however, that options to acquire Nonvoting Stock shall not be adjusted to entitle holders to acquire Voting Stock if the Registration Statement is not declared effective by the SEC on or before April 30, 1998 or if the IPO does not close within 15 days of the date the Registration Statement is declared effective by the SEC.

     5. Conditions Precedent to Consummation of the Recapitalization. The consummation of the Recapitalization is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Litigation. No action, proceeding, or investigation shall have been instituted or threatened prior to the Effective Time before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of the Plan or this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the Plan or this Agreement or the transactions contemplated hereby, and no restraining order or injunction issued by any court of competent jurisdiction shall be in effect prohibiting the consummation of the Plan or this Agreement or any of the transactions contemplated hereby.

          (b) Actions and Proceedings. All actions, proceedings, instruments, and documents required to carry out the transactions contemplated by, or incidental to, the Plan or this Agreement and all other related legal matters, including the Consent of Shareholders attached hereto as Exhibit C, shall have been completed to the reasonable satisfaction of the Company, and such counsel shall have been furnished with certified copies of such corporate actions and proceedings and such other instruments and documents as such counsel shall have reasonably requested.

     6. Condition Subsequent to Consummation of the Recapitalization. If the Registration Statement is not declared effective by the SEC on or before April 30, 1998, or if the closing of the IPO does not occur within 15 days of the Registration Statement being declared effective by the SEC, then (1) Gertrude Boyle will surrender for cancellation 1,077,588 shares of Voting Stock issued to her pursuant to this Agreement and will exchange shares of Voting Stock received by her pursuant to the Conversion set forth in the Restated Articles for an equal number of shares of Nonvoting Stock, (2) Timothy Boyle will surrender for cancellation 57,756 shares of Voting Stock issued to him pursuant to this Agreement and will exchange shares of Voting Stock received by him pursuant to the Conversion set forth in the Restated Articles for an equal number of shares of Nonvoting Stock, (3) Sarah Bany will surrender for cancellation 9,037 shares of Voting Stock issued to her pursuant to this Agreement and will exchange shares of Voting Stock received by her pursuant to the Conversion set forth in the Restated Articles for an equal number of shares of Nonvoting Stock, (4) Don Richard Santorufo will surrender for cancellation 19,184 shares of Voting Stock issued to him pursuant to this Agreement and will exchange shares of Voting Stock received by him pursuant to the Conversion set forth in the Restated Articles for an equal number of shares of Nonvoting Stock and (5) all other parties to this Agreement will exchange shares of Voting Stock received by them pursuant to the Conversion set forth in the Restated Articles for an equal number of shares of Nonvoting Stock (the "Reversion"). All share numbers set forth in the foregoing sentence shall be appropriately adjusted to reflect the reverse stock split set forth in the Restated Articles. The parties to this Agreement agree to take any and all actions necessary or appropriate to cause the Reversion if the IPO does not close or become effective by the time specified above.

     7. Termination and Abandonment. This Plan and Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Board at any time prior to the effectiveness of the Restated Articles in accordance with
Section 2 hereof.

     8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Company:                               COLUMBIA SPORTSWEAR COMPANY


                                       By:
                                           -------------------------------------
                                           Timothy P. Boyle, President

SHAREHOLDERS:

                                       -----------------------------------------
                                       Gertrude Boyle



                                       -----------------------------------------
                                       Gertrude Boyle, Trustee, Gertrude Boyle
                                       Trust #1 u/a dtd 12/15/97



                                       -----------------------------------------
                                       Gertrude Boyle, Trustee, Gertrude Boyle
                                       Trust #2 u/a dtd 12/15/97



                                       -----------------------------------------
                                       Timothy P. Boyle



                                       -----------------------------------------
                                       Mary R. Boyle, Trustee u/a/d September
                                       18, 1997 f/b/o Molly E. Boyle



                                       -----------------------------------------
                                       Mary R. Boyle, Trustee u/a/d September
                                       18, 1997 f/b/o Joseph P. Boyle



                                       -----------------------------------------
                                       Sarah A. Bany



                                       -----------------------------------------
                                       David C. Bany, Trustee of the Bany Family
                                       Trust u/a/d July 31, 1997



                                       -----------------------------------------
                                       Sarah A. Bany, Trustee, Sarah A. Bany
                                       Trust #1 u/a dtd 12/15/97

                                       -----------------------------------------
                                       Sarah A. Bany, Trustee, Sarah A. Bany
                                       Trust #2 u/a dtd 12/15/97



                                       -----------------------------------------
                                       Don Richard Santorufo

                                   Schedule A
                                   ----------

                              Company Shareholders

                              Voting                Non-Voting                     Total
                           ---------                ----------                ----------
Gertrude Boyle             1,528,000                 2,749,104                 4,277,104

Tim Boyle                    830,800                 5,487,050                16,317,850

Sarah Bany                   130,000                 3,923,911                 4,053,911

Don Santorufo                275,948                 2,756,452                 3,032,400

David C. Bany,                    --                   200,000                   200,000
Trustee Bany
Family Trust

Mary R. Boyle,                    --                   105,000                   105,000
Trustee fbo
Joseph Boyle

Mary R. Boyle,                    --                   105,000                   105,000
Trustee fbo
Molly Boyle

Sarah A. Bany,                    --                   557,414                   557,414
Trustee Sarah A.
Bany Trust #1 u/a
dtd 12/15/97

Sarah A. Bany,                    --                   557,414                   557,414
Trustee Sarah A.
Bany Trust #2 u/a
dtd 12/15/97

Gertrude Boyle,                   --                   740,740                   740,740
Trustee Gertrude Boyle
Trust #1 u/a dtd
12/15/97

Gertrude Boyle,                   --                   740,740                   740,740
Trustee Gertrude Boyle
Trust #2 u/a dtd
12/15/97